UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RLJ Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-4950432
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

3 Bethesda Metro Center, Suite 1000
Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par
value $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180714

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant's Securities to be Registered.

The information required by this Item is included under the caption “Description of New RLJ Securities” (page 250) of the joint proxy statement / prospectus filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 10, 2012, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which forms a part of the Registrant's Registration Statement on Form S-4, Registration No. 333-180714, which information is incorporated herein by this reference.

Item 2. Exhibits.

The following documents are incorporated herein by reference:

1.	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to exhibit 3.1 to Amendment No. 4 to Form S-4 of the Registrant filed with the Commission on August 10, 2012).

2.	Bylaws of the Registrant (incorporated by reference to exhibit 3.2 to Amendment No. 4 to Form S-4 of the Registrant filed with the Commission on August 10, 2012).

3.	Specimen Common Stock Certificate (incorporated by reference to exhibit 4.1 to Amendment No. 4 to Form S-4 of the Registrant filed with the Commission on August 10, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RLJ ENTERTAINMENT, INC.

Date: October 1, 2012	By: /s/ H. Van Sinclair
Name: H. Van Sinclair
Title: President and Chief Executive Officer